SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 3, 1999


                            UNION CARBIDE CORPORATION
             (Exact name of registrant as specified in its charter)



         NEW YORK                       1-1463                   13-1421730
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)



              39 Old Ridgebury Road
               Danbury, Connecticut                       06817
   (Address of principal executive offices              (Zip Code)



Registrant's telephone number, including area code:(203) 794-2000




                                       N/A
          (Former name or former address, if changed since last report)




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Item 5.  Other Events.

         On August 3, 1999, Union Carbide Corporation, a New York corporation (the "Company"), The Dow Chemical Company, a Delaware corporation ("Dow Chemical") and Transition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Dow Chemical ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger") with the Company as the corporation surviving in the Merger. Pursuant to the terms, and subject to the conditions, of the Merger Agreement, each share of common stock, $1.00 par value per share, of the Company outstanding at the effective time of the Merger will be converted into 0.537 shares of common stock, $2.50 par value per share, of Dow Chemical.

         In connection with the Merger Agreement, the Company and Dow Chemical also entered into a Stock Option Agreement, dated August 3, 1999 (the "Stock Option Agreement"), pursuant to which the Company has granted to Dow Chemical an option to purchase approximately 19.9% of the outstanding shares of the Company upon the occurrence of certain events. In connection with the proposed transaction, the Company has amended its Rights Agreement, dated as of July 26, 1989, as amended and restated as of May 27, 1992 and as further amended on December 3, 1996 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as successor Rights Agent, to render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by the Merger Agreement and the Stock Option Agreement. The Company's Board of Directors also has rescinded the Company's share repurchase authorization.

         The preceding is qualified in its entirety by reference to the Merger Agreement, the Stock Option Agreement and a joint press release announcing the signing of the Merger Agreement, copies of which are attached hereto as Exhibits 2, 99.1 and 99.2 respectively and which are incorporated herein by reference.


Item 7.  Exhibits.

2. Agreement and Plan of Merger, dated August 3, 1999, by and among the Company, Dow Chemical and Merger Sub.

99.1 Stock Option Agreement, dated August 3, 1999, by and between the Company and Dow Chemical.

99.2 Text of Joint Press Release, dated August 4, 1999, issued by the Company and Dow Chemical.



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





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            UNION CARBIDE CORPORATION


                                            By:    /s/ J. Macdonald
                                                  ------------------------------
                                            Name:  J. Macdonald
                                            Title: Assistant Secretary


Date: August 4, 1999

















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


                                  EXHIBIT INDEX


Exhibit                               Description
-------                               -----------

2. Agreement and Plan of Merger, dated August 3, 1999, by and among the Company, Dow Chemical and Merger Sub.
99.1 Stock Option Agreement, dated August 3, 1999 by and between the Company and Dow Chemical.
99.2 Text of Joint Press Release, dated August 4, 1999, issued by the Company and Dow Chemical.






















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